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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Caliper Technologies Corp. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
L. Knighton, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 15, 2003

                                         /s/  JAMES L. KNIGHTON
                                         ---------------------------------------
                                         James L. Knighton
                                         President, Chief Operating Officer
                                         and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Caliper Technologies Corp. and will be retained by Caliper Technologies Corp. and furnished to the Securities and Exchange Commission or its staff upon request.





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